SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM S-8 POS

Registration Statement Under
The Securities Act of 1933

CONTROLLED ENVIRONMENT AQUACULTURE
TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)


COLORADO                          84-1293167
(State or other jurisdiction          (I.R.S. Employer
of incorporation or                   Identification No.)
organization)

CEA TECH USA, INC
7 Waterfront Plaza, Suite 400
500 Ala Moana Blvd.
Honolulu, HI                                      96813
(Address of principal executive offices)     (Zip Code)

Consultation Agreement Plan
(Full name of the plan)

Gary S. Joiner, 4750 Table Mesa Drive,
Boulder, CO  80303
(Name and address of agent for service)

(303)494-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered:  Common Stock
Amount to be registered:  85,230 shares
Proposed maximum offering price per share:  $0.03
Proposed maximum aggregate offering price:  $2,556.90
Amount of registration fee:  $N/A

PART I
INFORMATION REQUIRED IN THE SECTION 10(A)
PROSPECTUS

       The information required by Part I is included in documents sent or given to participants in the Consultation Agreement Plan pursuant to Rule 428(b)(1)

PART II
INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY
REFERENCE.

       The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission. The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

(a) The annual report of the Registrant on Form 10-KSB/A for the fiscal year ended January 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since
January 31, 1997.

(c)  The description of common stock contained in Item 8 of Part
I of the Registrant's First Amended Registration Statement on
Form 10-SB filed pursuant to Section 12 of the Securities
Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Frascona, Joiner and Goodman, P.C., is legal counsel for the Company. Gary S. Joiner, is a shareholder of Frascona, Joiner and Goodman, P.C., is the Secretary and a Director of the Registrant, and is a selling shareholder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND
OFFICERS.

As permitted by Colorado law, the Company's Articles of In-corporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. The Company's
Articles of Incorporation also exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts which constitute improper distributions to shareholders in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Restricted securities of the Registrant are to be reoffered or resold pursuant to this registration statement. Such securities were initially offered and sold by the Registrant pursuant to an exemption from registration under Rule 701. Such securities were issued pursuant to written contracts and as compensation for bona fide services performed, and were issued at a time when the Registrant was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

ITEM 8.  EXHIBITS.

The following documents are included as exhibits to this registration statement:

4.1 Articles of Incorporation of the Registrant - Incorporated by reference from annual report of
Registrant on Form 10-KSB for the fiscal year ended January 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

4.2           Bylaws of the Registrant -
              Incorporated by reference from annual report of Registrant on Form 10-KSB for the fiscal year ended January 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange
Act of 1934.

23.1          Consent of Accountants

27            Financial Data Schedule -
              Incorporated by reference from annual report of Registrant on Form 10-KSB/A for the fiscal year ended January
31, 1997, filed pursuant to Section 13(a) of the Securities
Exchange Act of 1934.

ITEM 9.  UNDERTAKINGS

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES



THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on November 3, 1997.

CONTROLLED ENVIRONMENT AQUACULTURE
TECHNOLOGY, INC.
(Registrant)

/s/
J.A. Garcia, President
(By) (Signature and Title)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)  /s/  J.A. Garcia
(Title)  President, Director, Principal Executive Officer
(Date) November 3, 1997


(Signature)  /s/  Ronald J. Ilsley
(Title)       Principal Financial Officer, Principal Accounting
              Officer, Director
(Date)  November 3, 1997

(Signature)  /s/  Gary S. Joiner
(Title)  Director, Secretary of Corporation
(Date)  November 3, 1997


(Signature)  /s/  Ernest K. Dias
(Title)  Director
(Date)  November 3, 1997

Exhibit 23.1 - Independent Auditors' Consent

We consent to the incorporation by reference in Amendment No.
1 to Registration Statement No. 333-28331 of Controlled
Environment Aquaculture Technology, Inc., on Form S-8 of our report dated September 22, 1997 appearing in the Annual Report on Form 10-KSB.

/s/
Carpenter, Kuhen & Sprayberry
Oxnard, California
October 30, 1997

          ____________________________________________

                       AMENDED PROSPECTUS

          ____________________________________________


               CONTROLLED ENVIRONMENT AQUACULTURE
                        TECHNOLOGY, INC.
                      aka CEATECH USA, INC.
               ("CEATECH", "Company", or "Issuer")


               An Offering of 85,230 Shares of the
                  Common Stock of the Company.
                 (Title and Amount of Offering)

These securities are offered for the account of certain of the Company's security holders, as set forth more fully herein.


See "Risk Factors" beginning on page 4 for a discussion of certain risks associated with an investment in the securities offered hereby. The securities offered involve a high degree of risk.


           ___________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

          ____________________________________________

                                 Underwriting        Proceeds to
             Price to            discounts and       Issuer or other
             Public              commissions         persons

Per Share         $0.03              -0-                        $0.03
Total        $ 2,556.90              -0-                   $ 2,556.90

                            November 3, 1997


      The Company is subject to the informational requirements imposed by the Securities Exchange Act of 1934. In accordance with the 1934 Act, the Company files reports and other information with the Securities and Exchange Commission.

      Reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the
Commission's regional offices located at 7 World Trade Center, 13th
Floor, New York, NY  10048, and Citicorp Center, 500 West Madison
Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may also be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street N.W, Washington, D.C. 20549.

      The Company's securities are not currently listed on any national securities exchange, and there is currently a limited public market for resale of such securities on the NASB Bulletin Board.

      The Issuer undertakes to provide, at its own expense, and upon written or oral request by any person, including a beneficial owner, who receives this Prospectus, a copy of any and all information incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information incorporated in this Prospectus). Such requests should be directed to: Gary S. Joiner, 4750 Table Mesa Drive, Boulder, Colorado, 80303; Tel.: (303)494-3000.


                       PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the information appearing elsewhere in this Prospectus. See "Risk Factors" for information prospective investors should consider.

      The Company. The Company was incorporated under the laws of the State of Colorado on January 19, 1995, under the name of Global Capital Access Corporation, for the purpose of being a capital market access vehicle. It was formed with limited capital and its business plan at the time of formation was to seek to complete a merger or acquisition transaction with a company or enterprise desiring to become a public corporation.

      The Company became a reporting company under the Securities
Exchange Act of 1934 on June 12, 1995, as a result of filing a registration statement on Form 10-SB. Since that date, the Company has filed all required periodical reports and as of the date hereof, is current in its reporting obligations under the Securities Exchange Act of 1934.

      On July 12, 1996, The Rally Group, Ltd., acquired control of the Company by purchasing approximately 71% of its then outstanding stock and approximately 93% of its then outstanding Class A Warrants. In conjunction with this change in control, all of the previously issued and outstanding Class B Warrants of the Company were cancelled.

      As a precondition to the acquisition of control by The Rally Group, Ltd., on June 21, 1996, the Company changed its name to Controlled Environment Aquaculture Technology, Inc. In January, 1997, the Company also adopted the additional assumed name of CEATECH
USA, Inc.

      The Company conducted no business activities until the last quarter of fiscal 1996. At that time, the Company commenced activities related to implementation of a new business plan involving commercialization of state of the art technologies for intensive, sustainable growout production of shrimp and finfish.

      On or about October 31, 1996, in a stock for stock exchange, the Company acquired all of the issued and outstanding stock of Aquacare Environment, Inc., a Washington corporation, engaged in the business of development and marketing of equipment and systems used in intensive land-based fish farming. However, the acquisition of the stock of Aquacare was subject to rescission by either party in the event that upon completion, the audited financial statements of Aquacare did not reflect a specified minimum net worth. Pursuant to this provision, on March 3, 1997, the parties mutually agreed to rescission of the Aquacare transaction retroactive to October 31, 1996.

      In late 1996, the Company hired various key management personnel and incorporated 3 wholly-owned subsidiaries for the purpose of commencing operations. The subsidiaries are CEATECH HHGI
Breeding Corp, CEATECH Plantations, Inc., and Hawaii High Health
Seafood Corp.

      On January 31, 1997, the Company obtained approximately
$496,000 of working capital as a result of the sale of 5,000 shares of its Series A, 8.25% Cumulative Convertible Preferred Stock. The rights and preferences of this class of preferred stock are described elsewhere in the private placement memorandum.

      On or about March 15, 1997, the Company acquired all of the issued and outstanding stock of Sunkiss Shrimp Co., Ltd., a Hawaii corporation in a stock for stock transaction. Following completion of the transaction, Sunkiss became a wholly-owned subsidiary of the Company.

      Sunkiss primarily operates as a breeding, hatchery, and maturation facility for high health genetically improved shrimp, with some production allocated to growout and sale of full-grown shrimp for the local Hawaiian market. The current facility of Sunkiss which is fully permitted, consists of approximately 5 acres located in Kekaha, Hawaii, on the island of Kauai. It includes 4 circular one-quarter acre grow-out ponds, two additional nursery tanks, underground electrical systems, underground plumbing systems including water supply and drainage lines, and two small buildings housing office and storage space.

      Plan of Operations. Management is currently concentrating on two major aspects of the Company's overall intended business:

      1. The production and expanded growth of a large scale sustainable intensive shrimp growing agri-business located in the Hawaiian Islands.

      2. The breeding, production and usage of HHGI shrimp hatchery products ("broodstock" - nauplii and post larvae) for the Company's own operations, with the sale of surplus production to select independent growers and community cooperative programs to be initiated in the Hawaiian Islands, and elsewhere.

      An expansion program now underway at the Sunkiss facility is intended to increase the production capability of the facility to raise sufficient brood stock and seed (nauplii and post larvae) to supply all stock for the growing operations of the Company, with sales of surplus, if any, to selected Hawaiian and U.S. shrimp farm growing operations. The Company is also now negotiating for acquisition of leases on additional adjoining acreage for the purpose of expanding future growout operations.

      In order to finance these activities, the Company initiated a private placement offering of its securities as of May 1, 1997, seeking to raise a minimum of $500,000 and a maximum of $5,000,000. The securities being offered are units, each of which consists of 20,000 shares of common stock and 10,000 Class A warrants to purchase an additional share of common stock at a price of $2 per share. The subscription price per unit is $50,000. As of September 22, 1997, the Company had received net proceeds of approximately $1,054,810 from this private placement offering.

      The net proceeds from the private placement offering are allocated to payment of costs associated with expansion of the hatchery and maturation facilities at the Sunkiss facility, construction of up to 52 one-acre growout ponds to be operated by CEATECH Plantations Inc., on property adjacent to the current Sunkiss facility, and for working capital. Future plans through fiscal year 1999 call for expenditure of funds for purposes of increasing inventory, for additional expansion of hatchery facilities and for construction of up to 104 additional one-acre growout ponds.

      There is currently a limited public trading market for the Company's securities on the NASD Bulletin Board. As soon as the Company is able to satisfy applicable eligibility requirements, management intends to seek listing of the Company's outstanding securities on NASDAQ and/or other recognized securities exchanges.

      The Company maintains its principal executive offices at 7
Waterfront Plaza, Suite 409, 500 Ala Moana Boulevard, Honolulu,
Hawaii  96913.  Its telephone number is (808)521-1801.

      The Offering. A total of 85,230 shares of common stock are being offered hereby at a price of $0.03 per share, for the account of certain of the Company's security holders (see "Selling Security
Holders").

      The Company will not realize any net proceeds from the sale of the shares offered hereby.

      As of September 22, 1997, the Company has issued and outstanding a total of approximately 2,445,000 shares of common stock, 5,000 shares of Series A 8.25% Cumulative Convertible Preferred Stock, and 2,125,000 Class A Warrants to purchase additional shares of common stock at a price of $2.00 per share. Sale of shares in this offering on behalf of selling security holders will not change the number of issued and outstanding shares of the Company.

Summary Financial Data


                                              Year End      Year End
                                              1/31/97      1/31/96
Operating Statement Data
      Revenue                                       0            0
      Net Loss                               (65,340)      (7,272)

Balance Sheet Data
      Current Assets                          581,000          469
      Total Assets                            611,701          865
      Shareholders' Equity                    430,565        (345)

      The Company does not anticipate any substantial revenue until the fourth quarter of fiscal 1997.

                          RISK FACTORS

      Investment in the Company's securities involves substantial risks, some of which are summarized below. Prospective investors should carefully consider the following risk factors, among others, relating to the Company prior to making an investment.

      No Operating History.  The Company was formed in January of
1995 for the purpose of registering its common stock under the 1934 Act and acquiring a business opportunity. The Company faces all the risks of a new business. The Company must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. There is no assurance that it will generate revenues or profits, or that the market price of the Company's Common Stock will be increased thereby. Although the Company intends to investigate potential acquisitions compatible to its operations, it believes that the acquisition of Sunkiss Shrimp Co. Ltd., combined with the strengths of its technical and operating management, assures internal growth without depending on acquisitions.

      Competition. The market for production and sale of farm-grown shrimp is highly competitive. Over fifty countries have existing shrimp farms including many countries in Asia, as well as Central and South America. The largest producer is Thailand which currently produces approximately 23% of the worldwide total. The Company believes it will be able to compete effectively because of its use of high health genetically improved shrimp and its ability to grow product in the full range of true sizes. There is no assurance, however, that the Company will be able to compete effectively in the future or that it will be able to realize a profit from its operations.

      Need for Additional Capital. The Company requires additional capital in order to expand its hatchery and maturation facilities in Kekaha, Kauai, Hawaii, in order to construct grow-out ponds for production of shrimp, and for working capital purposes. The Company is currently conducting a private placement offering to accredited investors of units consisting of common stock and Class A Warrants in an effort to raise net proceeds of between $450,000 and $4,500,000. This offering commenced on May 1, 1997, and as of September 22, 1997, the Company had realized net proceeds of approximately $1,054,810 from such offering. There is also no assurance that any net proceeds received by the Company from the offering will be sufficient to allow it to commence profitable operations. The Company may require additional capital in the future, particularly in the event that it incurs losses from operations, and there is no assurance that the Company will be capable of raising additional capital or that the terms upon which such capital may be available to the Company will be acceptable.

      Risks Associated with Expansion. In the event the Company is able to raise adequate capital, its plan of operations calls for substantial expansion. There is no assurance that the Company will be able to manage any substantially expanded operations, or that such operations will be profitable. Although management has done limited research concerning the market for sale of its products, there is no assurance that the Company will realize an adequate return on its investment.

      Restrictions on Transferability of Shares. There is currently a limited public market for the Company's shares through the NASD
Bulletin Board, but there can be no assurance that a liquid market will ever exist for the shares. In the absence of such a market, an investor must be prepared to bear the risk of an investment in the shares for an indefinite period of time and will not be able to liquidate such investment readily, even in the event of an emergency. In the event it is able to meet applicable eligibility requirements, the Company intends in the future to apply for listing on the NASDAQ and/or other recognized exchanges for which it may then be eligible. There is no assurance that it will be able to satisfy the eligibility requirements for any such exchange or that the necessary approvals will be granted.

      Limited Public Market Exists. There is a limited public market for the Company's common stock, and no assurance can be given that a more active or liquid market will develop or that a shareholder will ever be able to liquidate his investment without considerable delay, if at all.
If a more active market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

      Dependence on Current Management. The Company is substantially dependent on certain members of its current management who possess business skills which may not be readily replaceable. The Company has entered into employment or consulting agreements with such persons, and intends to provide for "key man insurance" to protect the Company in the event of the death or disability of such persons.

      Market Overhang of Warrants. There are a total of approximately 2,125,000 Class A Warrants outstanding. Each Class A Warrant is exercisable for the purchase of one share of Common Stock during the period ending December 31, 2001 (unless extended). Each Class A
Warrant carries an exercise price of $2.00. Exercise of the Warrants may have an adverse effect upon the trading price of and market for the Common Stock, if any such market develops.

      Exercise of Warrants Uncertain. Because of the lack of a market for the Warrants and the uncertainty of the Company's potential for success, the Warrants may not be exercised before they expire, with the result that no proceeds from exercise of the Warrants would be received by the Company. The Warrants may be exercised only at a time when a current prospectus is in effect and only if the shares are qualified for sale under applicable securities laws of the states in which the various warrant holders reside. Although the Company presently intends to file a registration statement for the shares underlying the Warrants as soon as reasonably possible after it qualifies for trading on NASDAQ, or another exchange, and thereafter to use its best efforts to keep a prospectus current during the remaining exercise period of the Warrants, there is no assurance that it will do so or that it will be financially able to do so. Further, it is not required to do so at any time when the market bid price for the common stock is less than the exercise price of the Warrants. Proceeds from the exercise of Warrants may be subject to the escrow requirements of the Colorado Securities Act.

      Government Regulation. The business of the Company is subject to substantial federal and state regulation, including, but not limited to, regulation of water quality discharge into the ocean. The Company believes that it currently has all permits and licenses required for its intended operations, and that such operations will meet existing environmental regulations. There is no assurance, however, that the Company does currently have all necessary permits or licenses, that it will be able to maintain and renew necessary permits or licenses, or that it will be able to obtain any additional permits or licenses which may be required in the future. In addition, there is no assurance that applicable regulations, including particularly environmental regulations, will not change in the future causing the Company's operations to no longer be in compliance.

      Dilutive Effects of Issuing Additional Common Stock. The vast majority of the Company's authorized Common Stock is unissued. The Board of Directors of the Company has authority to issue such unissued shares without the consent or vote of the stockholders of the Company. The issuance of these shares may further dilute the interests of the shareholders and will reduce their proportionate ownership and voting power in the Company.

      Rights of Preferred Stock.  The Company's Articles of
Incorporation authorize the issuance of up to 10,000,000 shares of Preferred Stock. The Preferred Stock may be issued in series with the material terms of any series determined by the Board of Directors, including voting, conversion, or other terms which could be used to delay, discourage, or prevent a change in control of the Company. Such terms could include, among other things, dividend payment requirements, redemption provisions, preferences as to dividends and distributions and preferential voting rights. The issuance of Preferred Stock with such rights could have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers and could discourage or prevent a change in management of the Company. As of the date of this Prospectus, the Company has 5,000 shares of Series A, 8.25%
Cumulative Convertible Preferred Stock issued and outstanding. Such Preferred Stock is entitled to: a cumulative preferential dividend equal to $8.25 per share payable quarterly, in arrears, commencing in the fiscal year beginning February 1, 1998; a liquidation preference; a redemption right in the Company at $110.00 per share (i.e. 110% of face value) until December 15, 1999; a conversion privilege based upon a conversion price of $2.00 per common share (i.e. 50 shares of common stock for each share of Preferred Stock issued and outstanding); and, the sole right to elect one member of a board of directors consisting of seven (7) members.

      Indemnification of Officers and Directors.  The Company's
Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

      Director's Liability Limited. The Company's Articles of Incorporation exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

      No Foreseeable Dividends. The Company has not paid dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

      Regulation of Penny Stocks. The Company's securities are currently subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefor.

      In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them.

      Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.
Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.
The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

                DETERMINATION OF OFFERING PRICE.

      The offering price of $0.03 per share for the shares offered hereby was determined based upon negotiations between the selling security holder and the President of the Company. Numerous factors were involved in establishing the agreed-upon price, including the following:

      a. There is currently only a limited public trading market for the common stock of the Company through the NASD Bulletin Board, and there is no assurance as to when or whether a more liquid market will develop or when the Company may be meet the eligibility requirements for its securities to trade on NASDAQ or another exchange.

      b. The Company was initially formed as a public shell by the persons who are named herein as selling security holders. The common stock being offered hereby on behalf of the selling security holder was acquired by the selling security holder as compensation for services rendered to the Company in conjunction with its organization. The value placed upon such shares at issuance was an agreed-upon amount of $0.005 per share.

      c. The prospective purchasers of the shares offered hereby are persons designated by the Company. The negotiations between the selling security holders and the President of the Company regarding the selling price of the securities were completed prior to the date upon which the Company sold 5,000 shares of its Series A 8.25% Cumulative Convertible Preferred Stock for a total of $500,000, and prior to the time that the Company acquired all of the issued and outstanding stock of Sunkiss Shrimp Co., Ltd. Accordingly, as of the date that the selling price was determined, the Company had virtually no assets, and a net book value per share of approximately zero (0).

                    SELLING SECURITY HOLDERS.

      The following security holders are selling shares under this
Prospectus:

Name/Relationship   Amount       Amount       Amount        Percentage
to Registrant       Owned        Offered      of Class      of Class
                                              Owned         Owned After
                                              After         Distribution
                                              Distri-
                                              bution

Gary S. Joiner -
Officer, Director
and Principal
Shareholder               136,834       85,230        51,604     2.11%

SELLING SECURITY
HOLDERS AS A CLASS        136,834       85,230        51,604     2.11%

                      PLAN OF DISTRIBUTION.

      The securities offered hereby are to be offered solely to designated purchasers selected by the Company, and are not to be offered through any underwriters or through the selling efforts of brokers or dealers. All of the securities are to be offered for cash at a price of $0.03 per share, and no compensation is to be paid to any underwriter, broker or dealer. Accordingly, the selling security holder shall receive proceeds equal to the full offering price, without deduction for selling expenses or other expenses of the offering.

                   DESCRIPTION OF SECURITIES.

      The securities offered hereby are common stock, and are part of a class of securities of the Company which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

      The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of September 22, 1997, approximately 2,445,000 shares of common stock and 5,000 shares of Series A, 8.25% Cumulative Convertible Preferred Stock were issued and outstanding (see "Risk Factors - Rights of Preferred Stock"). In addition, as of September 22, 1997 the Company had approximately 2,125,000 Class A Warrants issued and outstanding, each of which is exercisable until December 31, 2001, for the acquisition of one share of common stock at a purchase price of $2.00 per share.

             INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Frascona, Joiner and Goodman, P.C., 4750 Table Mesa Drive,
Boulder, Colorado 80303 is counsel for the Company. Gary S. Joiner, is a shareholder of Frascona, Joiner and Goodman, P.C., is the Secretary and a Director of the Company and is the selling security holder named herein (See "SELLING SECURITY HOLDERS").

             INCORPORATION OF CERTAIN INFORMATION BY
REFERENCE.

The following documents are incorporated by reference herein:

(1) The Registrant's latest annual report on Form 10-KSB/A, including financial statements for the fiscal year ended January 31, 1997.

(2) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) since the end of the fiscal year ending January 31, 1997.

(3) The description of the common stock of the Registrant which is contained in a registration statement filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the termination of this offering shall be deemed to be incorporated herein by reference.

           INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions of its Articles of Incorporation, Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.